EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Thomson Reuters Corporation of our report dated March 26, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Thomson Reuters Corporation, which appears in Thomson Reuters Corporation’s Annual Report on Form 40-F for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada

September 21, 2009